As filed with the Securities and Exchange Commission on August 30, 2000
                           Registration No. 333-67239

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 Post-Effective

                               Amendment No. 1 to

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           HUMAN GENOME SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    22-3178468
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization)

       9410 Key West Avenue
       Rockville, Maryland                              20850-3338
(Address of principal executive offices)                (Zip Code)


              1994 STOCK OPTION PLAN OF HUMAN GENOME SCIENCES, INC.
                              (Full title of plan)

                          (Name, address and telephone
                          number of agent for service)
                           William A. Haseltine, Ph.D.
                           Human Genome Sciences, Inc.
                              9410 Key West Avenue
                         Rockville, Maryland 20850-3338
                                 (301) 309-8504


                                   (Copy to:)
                            R.W. Smith, Jr., Esquire
                        Piper Marbury Rudnick & Wolfe LLP
                                6225 Smith Avenue
                         Baltimore, Maryland 21209-3600
                                 (410) 580-3000

                           ---------------------------

                                EXPLANATORY NOTE

         Human Genome Sciences, Inc., a Delaware corporation (the "Registrant"), filed Registration Statements on Form S-8 on May 17, 1994 (file no. 33-79020), April 25, 1997 (file no. 333-25893) and November 13, 1998 (file no. 333-67239), to register shares of the Registrant's Common Stock, par value $0.01 par value (the "Common Stock"), for offer or sale pursuant to the 1994 Stock Option Plan of the Registrant (the "1994 Plan"). The Registrant adopted a new stock incentive plan, the Human Genome Sciences, Inc. 2000 Stock Incentive Plan (the "2000 Plan"), and merged the 1994 Plan into the 2000 Plan, on February 16, 2000.

         Shares that were available for grant under the 1994 Plan immediately prior to the merger of the plans became available for issuance under the 2000 Plan pursuant to the merger. In addition, if the outstanding awards granted under the 1994 Plan expire or are forfeited, cancelled or otherwise terminated, or if any shares of Common Stock are surrendered, or are withheld by the Registrant, in connection with any outstanding awards granted under the 1994 Plan, the shares subject to such awards and the surrendered or withheld shares will be available for issuance under the 2000 Plan. The total number of shares subject to outstanding awards granted under the 1994 Plan and shares available for grant under the 1994 Plan immediately prior to the merger of the plans is 9,531,090 shares (the "Carried Forward Shares").

         Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for offer or sale pursuant to the 2000 Plan, including but not limited to the Carried Forward Shares. Accordingly, in accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No. 1 is hereby filed (i) to reallocate the Carried Forward Shares from the 1994 Plan to the 2000 Plan, and (ii) to carry over the registration fees paid for the Carried Forward Shares from the Registration Statements on Form S-8 previously filed for the 1994 Plan, to the Registration Statement on Form S-8 for the 2000 Plan that is filed contemporaneously with the filing of this Post-Effective Amendment No. 1.

Item 8.  Exhibits.

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

24.0 Power of Attorney (filed as Exhibit 24.0 to the Registrant's Registration Statement on Form S-8 (file no. 333-67239), and incorporated herein by reference)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 30th day of August, 2000.

                                     HUMAN GENOME SCIENCES, INC.


                                     By:  /s/ William A. Haseltine
                                         -------------------------------------
                                          William A. Haseltine, Ph.D.
                                          Chairman of the Board and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                     Title                                        Date

/s/ William A. Haseltine                   Chairman of the Board of Directors and Chief              August 30, 2000
---------------------------------                       Executive Officer
William A. Haseltine, Ph.D.                       (principal executive officer)


/s/ Steven C. Mayer              *                  Senior Vice President and                        August 30, 2000
----------------------------------                   Chief Financial Officer
Steven C. Mayer                            (principal financial and accounting officer)


/s/ Craig A. Rosen               *           Executive Vice President - Research and                 August 30, 2000
----------------------------------                   Development and Director
Craig A. Rosen, Ph.D.

/s/ Jurgen Drews                 *                           Director                                August 30, 2000
----------------------------------
Jurgen Drews, M.D.

/s/ Beverly Sills Greenough      *                           Director                                August 30, 2000
----------------------------------
Beverly Sills Greenough

/s/ Max Link                     *                           Director                                August 30, 2000
----------------------------------
Max Link, Ph.D.

/s/ Alan G. Spoon                *                           Director                                August 30, 2000
----------------------------------
Alan G. Spoon

/s/ Robert D. Hormats            *                           Director                                August 30, 2000
----------------------------------
Robert D. Hormats

/s/ James B. Wyngaarden          *                           Director                                August 30, 2000
----------------------------------
James B. Wyngaarden, M.D.

* By:    /s/ William A. Haseltine
         ---------------------------------------------
         William A. Haseltine, Ph.D., Attorney-in-Fact


                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

24.0 Power of Attorney (filed as Exhibit 24.0 to the Registrant's Registration Statement on Form S-8 (file no. 333-67239), and incorporated herein by reference)